    As filed with the Securities and Exchange Commission on August 27, 2002



                                                     Registration No. 333-98207

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                AMENDMENT NO. 1


                                      TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                           HOST MARRIOTT CORPORATION
      (Exact name of registrant as specified in its governing instrument)

                               -----------------

                     Maryland                  53-0085950
             (State of Incorporation)       (I.R.S. Employer
                                         Identification Number)

                       6903 Rockledge Drive, Suite 1500
                           Bethesda, Maryland 20817
                                 240-744-1000
         (Address and telephone number of principal executive offices)

                               -----------------

                            Robert E. Parsons, Jr.
             Executive Vice President and Chief Financial Officer
                       6903 Rockledge Drive, Suite 1500
                           Bethesda, Maryland 20817
                                 240-744-1000
           (Name, address and telephone number of agent for service)

                               -----------------
                                  Copies to:

             Elizabeth A. Abdoo, Esq.    J. Warren Gorrell, Jr.,
             Senior Vice President and            Esq.
                  General Counsel          Eve N. Howard, Esq.
             HOST MARRIOTT CORPORATION   HOGAN & HARTSON L.L.P.
               6903 Rockledge Drive,     555 Thirteenth Street,
                    Suite 1500                    N.W.
             Bethesda, Maryland 20817       Washington, D.C.
                  (240) 744-1000               20004-1109
                                             (202) 637-5600

   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------



   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                 Subject to Completion, dated August 27, 2002


PRELIMINARY PROSPECTUS

                               6,875,844 Shares

                           Host Marriott Corporation

                                 Common Stock

   This prospectus relates to up to 6,875,844 shares of our common stock that may be sold by Douglas F. Manchester, Landmark Hospitality Services, Inc., Interhotel Company, Ltd. and Summit Resources, Ltd., who we refer to as the "selling shareholders."

   We will not receive any proceeds upon the sale of the common stock covered by this prospectus, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part.

   Our common stock is listed on the New York Stock Exchange under the trading symbol "HMT."

   Consider carefully the risk factor set forth on page 1 of this prospectus, the risk factors incorporated by reference from our Form 10-Q dated July 29, 2002 and the discussion of material federal income tax consequences incorporated by reference from our Form 8-K dated February 8, 2002 for factors relevant to an investment in the common stock.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                August  , 2002

   You should only rely on the information provided in or incorporated by reference into this prospectus. We have not authorized any person to make a statement that differs from what is in this prospectus or incorporated by reference into this prospectus. If any person does make a statement that differs from what is in this prospectus or incorporated by reference into this prospectus, you should not rely on it. We are not making an offer to sell, nor an offer to buy, the common stock in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may change after that date.

                               -----------------

                               TABLE OF CONTENTS

                                                       Page
                                                       ----
                   RISK FACTOR........................    3
                   FORWARD-LOOKING STATEMENTS.........    4
                   THE COMPANY........................    5
                   THE OFFERING.......................    6
                   NO PROCEEDS TO THE COMPANY.........    6
                   TAX STATUS OF THE COMPANY..........    6
                   SELLING SHAREHOLDERS...............    7
                   PLAN OF DISTRIBUTION...............    8
                   LEGAL MATTERS......................   10
                   EXPERTS............................   10
                   ABOUT THIS PROSPECTUS..............   10
                   WHERE YOU CAN FIND MORE INFORMATION   11

   To understand this common stock offering, you should read the entire prospectus and the information incorporated by reference into this prospectus carefully, including the risk factors incorporated by reference from our Form 10-Q dated July 29, 2002 and the material federal income tax consequences incorporated by reference from our Form 8-K dated February 8, 2002.

   On December 29, 1998, we reincorporated in Maryland in connection with our conversion to a real estate investment trust, or "REIT". As used in this prospectus, references to "we", "our", the "company" and "Host Marriott" and similar references are to Host Marriott Corporation, a Maryland corporation, and its consolidated subsidiaries (including the Operating Partnership, as defined below) from and after December 29, 1998, and to Host Marriott Corporation, a Delaware corporation, and its consolidated subsidiaries before December 29, 1998, unless otherwise expressly stated or the context otherwise requires. References to the "Operating Partnership" are to Host Marriott, L.P.

                                  RISK FACTOR

   Prospective investors should carefully consider, among other factors, the material risk described below. Prospective investors should also carefully consider the risk factors incorporated by reference from our Form 10-Q dated July 29, 2002.

   You may not be able to seek remedies or recover against Arthur Andersen
LLP.   Our consolidated financial statements as of and for each of the three years in the period ended December 31, 2001 were audited by Arthur Andersen LLP. On March 14, 2002, Andersen was indicted on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen LLP guilty of federal obstruction of justice charges arising from the federal government's investigation of Enron Corp. In light of the jury verdict and the underlying events, Arthur Andersen LLP has informed the Securities and Exchange Commission that it will cease practicing before the SEC by August 31, 2002, unless the SEC determines another date is appropriate. A substantial number of Arthur Andersen LLP's personnel have already left the firm, and substantially all remaining personnel are expected to do so in the near future.

   In reliance on Rule 437a under the Securities Act, we have not filed a consent of Arthur Andersen LLP to the incorporation by reference in this prospectus of their report regarding our financial statements. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein. Furthermore, relief in connection with claims that may be available to stockholders under the federal securities laws against auditing firms may not be available to stockholders as a practical matter against Arthur Andersen LLP as a result of the significant decline in their size and the possibility that they will cease to operate.

                          FORWARD-LOOKING STATEMENTS

   This prospectus and the information incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Such statements include statements regarding our expectations, hopes or intentions regarding the future, including our strategy, competition, financing, indebtedness, revenues, operators, regulations and compliance with applicable laws. We identify forward-looking statements in this prospectus and the information incorporated by reference into this prospectus by using words or phrases such as "anticipate", "believe", "estimate", "expect", "intend", "may be", "objective", "plan", "predict", "project", and "will be" and similar words or phrases, or the negative thereof.

   Forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

  . national and local economic and business conditions, including the continuing effect of the terrorist attacks of September 11, 2001 on travel, that will affect, among other things, demand for products and services at our hotels, the level of room rates and occupancy that can be achieved by such properties and the availability and terms of financing and our liquidity;

  . our ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements;

  . our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

  . our degree of leverage which may affect our ability to obtain financing in the future;

  .   our degree of compliance with current debt covenants;

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

  . government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

  . the effects of tax legislative action, including specified provisions of the REIT Modernization Act;

  . our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes, the Operating Partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and

  . other factors discussed under the heading "Risk Factor" in this prospectus and in our other filings with the SEC.

   All forward-looking statements in this prospectus and the information incorporated by reference into this prospectus are made as of the date hereof or thereof, and we caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus and the information incorporated by reference into this prospectus. Moreover, although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this prospectus or any information incorporated by reference into this prospectus.

                                  THE COMPANY

   We are a self-managed and self-administered REIT owning full-service hotel properties. Through our subsidiaries, we currently own or hold controlling interests in 123 hotels, containing approximately 59,000 rooms located throughout the United States, in Toronto and Calgary, Canada and in Mexico City, Mexico. Our hotels are generally operated under the Marriott, Ritz-Carlton, Four Seasons, Hyatt, Hilton and Swissotel brand names. These brands are among the most respected and widely recognized names in the lodging industry.

   We were formed as a Maryland corporation in 1998. As part of our efforts to reorganize our business operations to qualify as a REIT for federal income tax purposes, on December 29, 1998 we succeeded by merger to the hotel ownership business formerly conducted by Host Marriott Corporation, a Delaware corporation. We conduct our business as an umbrella partnership REIT, or UPREIT, through the Operating Partnership, which is a Delaware limited partnership of which we are the sole general partner and in which we currently hold approximately 90% of the partnership interests. The Operating Partnership leases substantially all of our full-service hotels to HMT Lessee, a wholly owned subsidiary of it that is taxed as a corporation.

   Our principal executive offices are located at 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland 20817, and our telephone number is (240) 744-1000.

                                 THE OFFERING

   This prospectus relates to the resale by the selling shareholders of up to 6,875,844 shares of our common stock that we may issue to the selling shareholders upon tender for redemption of up to 6,875,844 OP Units owned by the selling shareholders. The selling shareholders received these OP Units upon the exchange of a portion of their limited partnership interests in our subsidiary, Pacific Gateway, Ltd., pursuant to an agreement among the Operating Partnership, Pacific Gateway, the selling shareholders and affiliates of the selling shareholders that are also limited partners of Pacific Gateway.

                          NO PROCEEDS TO THE COMPANY

   We will not receive any proceeds upon the sale of the common stock covered by this prospectus, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part.

                           TAX STATUS OF THE COMPANY

   We believe that we have been organized and have operated in such a manner so as to qualify as a REIT under the Internal Revenue Code, commencing with our taxable year beginning January 1, 1999. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders as long as it distributes currently at least 90% of its taxable income (excluding net capital gain). No assurance can be provided that we will qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT or the federal income tax consequences of such qualification. Even if we qualify as a REIT, we will be subject to corporate level taxes on specified gains that we recognize prior to January 1, 2009, including significant deferred tax gains that are likely to be recognized during that period without our receipt of any cash. In addition, some of our subsidiaries, including HMT Lessee, are subject to corporate income taxes. See "Material Federal Income Tax Consequences," incorporated by reference to our Form 8-K dated February 8, 2002, for a more detailed explanation.

                             SELLING SHAREHOLDERS

   All of the 6,875,844 shares of common stock offered by the selling shareholders under this prospectus represent shares of common stock that may be issued by us upon the redemption of up to 6,875,844 OP Units held by the selling shareholders. The selling shareholders do not currently own any shares of common stock. The following table provides the name of each selling shareholder and the number of shares of common stock to be offered under this prospectus upon redemption of a corresponding number of OP Units held by such selling shareholder. Since each selling shareholder may sell all, some or none of the shares of common stock covered by this prospectus, no estimate can be made of the number of shares of common stock that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering.

                                                     Number of
                                                   Common Shares
               Selling Shareholders                Offered Hereby
               --------------------                --------------
               Douglas F. Manchester..............     236,317
               Landmark Hospitality Services, Inc.   4,107,006
               Interhotel Company, Ltd............   2,241,742
               Summit Resources, Ltd..............     290,779

   As a result of the transactions described in "Plan of Distribution" below, Bear, Stearns International Limited may also be deemed to be a selling shareholder with respect to 5,607,006 of the 6,875,844 shares of our common stock offered hereby. Bear Stearns International currently owns no shares of our common stock for its own account. Since Bear Stearns International, as a selling shareholder, may sell all, some or none of such 5,607,006 shares of our common stock, no estimate can be made of the number of shares of common stock that will be sold by Bear Stearns International or that will be owned by Bear Stearns International upon completion of the offering.

   The shares of common stock covered by this prospectus represent approximately 2.6% of the total shares of common stock outstanding as of the date hereof.

                             PLAN OF DISTRIBUTION

   Each selling shareholder and its pledgees, donees, transferees and other successors in interest may from time to time, in one or more transactions, sell all or a portion of the shares of common stock covered by this prospectus on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares of common stock covered by this prospectus will be determined from time to time by the selling shareholder or any such pledgee, donee, transferee or other successor in interest and, at the time of such determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange. The shares of common stock may be sold directly or through broker-dealers acting as principal or agent. The methods by which the offered shares may be sold include:

  . block trade in which a broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  . purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  . an exchange distribution in accordance with the rules of the New York Stock Exchange; and

  .   privately negotiated transactions.

   Each selling shareholder may also undertake one or more of the following transactions in connection with the distribution of the shares of common stock or otherwise:

  . enter into hedging transactions with broker-dealers who, in connection with such transactions, may engage in short sales of the shares of common stock covered by this prospectus in the course of hedging the positions they assume with the selling shareholder;

  . sell shares of common stock covered by this prospectus short and redeliver the shares to close out such short positions;

  . enter into option or other transactions with broker-dealers which require the selling shareholder to deliver the shares of common stock covered by this prospectus to the broker-dealer, so that the broker-dealer may resell or otherwise transfer the shares of common stock covered by this prospectus; or

  . loan or pledge the shares of common stock covered by this prospectus to a broker-dealer, who in turn may:

      (1) sell the shares of common stock so loaned under this prospectus; or

      (2) upon a default, sell the shares of common stock so pledged, under this prospectus.

   Each selling shareholder and any broker-dealers or agents participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered shares by any selling shareholder and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

   In order to comply with the securities laws of certain states, if applicable, the shares of common stock covered by this prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

   We have agreed to pay costs and expenses incurred in connection with the filing of the registration statement of which this prospectus forms a part, including registration and filing fees, printing expenses and fees and expenses of our accountants. With respect to costs and expenses of our legal counsel, we have agreed to pay one-half of such costs and expenses. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for themselves and stock transfer and other taxes attributable to the sale of their shares of common stock covered by this prospectus and the other half of the costs and expenses of our legal counsel referred to in the preceding sentence.

   We understand that two of the selling shareholders, Landmark Hospitality Services, Inc. and Interhotel Company, Ltd., have entered into separate option transactions with Bear, Stearns International Limited pursuant to which they may be required to deliver up to 4,107,006 and 1,500,000 shares of our common stock covered by this prospectus, respectively, to Bear Stearns International. To secure their respective obligations under these transactions, Landmark and Interhotel have pledged 4,107,006 and 1,500,000 OP Units, respectively, to Bear Stearns International. The OP Units are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis. If Landmark and/or Interhotel delivers shares of our common stock to Bear Stearns International or defaults under its respective option transaction with Bear Stearns International, Bear Stearns International may resell such shares of common stock as a selling shareholder or pledgee, as the case may be.

                                 LEGAL MATTERS

   In connection with this prospectus, Hogan & Hartson L.L.P. has provided its opinion as to the validity of the issuance of the common stock offered by this prospectus and as to our qualification as a REIT for federal income tax purposes.

                                    EXPERTS

   The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included therein in reliance upon the authority of said firm as experts in giving said reports.

   After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of their report in this prospectus. As a result, in reliance upon Rule 437a under the Securities Act of 1933, we have not filed a consent of Arthur Andersen LLP. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein. See also "Risk Factor--You may not be able to seek remedies or recover against Arthur Andersen LLP" above and "Risk Factors--Our former independent public accountant Arthur Andersen LLP is likely to cease operating after having been found guilty of federal obstruction of justice charges arising from the government's investigation of Enron Corporation and, as a result, it is unlikely that you will be able to exercise effective remedies against them in any future legal action" incorporated by reference from our Form 10-Q dated July 29, 2002.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933.

   This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. This prospectus may be accompanied by a prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplement. You should read this prospectus together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

                 450 Fifth Street, N.W. 500 West Madison Street
                 Room 1024              Suite 1400
                 Washington, D.C. 20549 Chicago, Illinois 60661

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

   Our SEC filings can also be read at the following address:

      New York Stock Exchange
      20 Broad Street
      New York, New York 10005

   Our SEC filings are also available to the public on the SEC's Web Site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. In addition, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated will be deemed to be incorporated by reference into this prospectus.

    1. Quarterly Report on Form 10-Q for the quarter ended June 14, 2002 (filed with the SEC on July 29, 2002).

    2. Current Report on Form 8-K (filed with the SEC on June 14, 2002).

    3. Current Report on Form 8-K (filed with the SEC on May 24, 2002).

    4. Quarterly Report on Form 10-Q for the quarter ended March 22, 2002 (filed with the SEC on May 6, 2002).

    5. Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filed with the SEC on March 29, 2002).

    6. Current Report on Form 8-K (filed with the SEC on February 8, 2002).

    7. Description of our common stock included in a Registration Statement on Form 8-A (filed with the SEC on November 18, 1998) (as amended on December 28, 1998).

    8. Description of our Rights included in a Registration Statement on Form 8-A (filed with the SEC on December 11, 1998) (as amended on December 24, 1998).

   Additional federal income tax consequences that are reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of our securities are described in our Current Report on Form 8-K, filed with the SEC on February 8, 2002 (together with any amendments to such filing), which filing is incorporated by reference herein, as indicated above.

   You may request a copy of any filing incorporated by reference into this prospectus, at no cost, by writing us at the following address or contacting us by telephone at (240) 744-1000 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

      Corporate Secretary
      Host Marriott Corporation
      6903 Rockledge Drive
      Suite 1500
      Bethesda, Maryland 20817

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

   The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

                   Registration Fee................. $ 6,098
                   Printing and Duplicating Expenses $ 5,000
                   Legal Fees and Expenses.......... $50,000
                   Accounting Fees and Expenses..... $10,000
                   Miscellaneous.................... $ 5,000
                                                     -------
                   Total............................ $76,098
                                                     =======

Item 15.   Indemnification of Directors and Officers

   The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation.

   Host Marriott's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") require it to indemnify its directors and officers, whether serving Host Marriott or at Host Marriott's request any other entity, to the full extent permitted by Maryland law, including the advance of expenses to the full extent permitted by law. The Articles of Incorporation permits Host Marriott to indemnify other employees and agents of Host Marriott to such extent as shall be authorized by the Board of Directors or Host Marriott's Bylaws (the "Bylaws") and be permitted by law.

   The Bylaws require Host Marriott, to the maximum extent permitted by Maryland law, to indemnify (i) any director or officer of Host Marriott or former director or officer of Host Marriott (including any individual who, while a director or officer of Host Marriott and at the express request of Host Marriott, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such entity) who has been successful, on the merits or otherwise, in the defense of a proceeding to which the individual was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (ii) any director or officer or any former director or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result or active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his act or omission was unlawful.

   Host Marriott's Bylaws obligate it to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity, provided that, in the case of a director or officer, Host Marriott shall have received (a) a written affirmation by the director or officer of the officer's good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by Host Marriott as authorized by the Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by Host Marriott if it shall ultimately be determined that the applicable standard of conduct was not met.

   The Amended and Restated Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of Host Marriott and its officers and directors to the same extent that indemnification is provided to officers and directors of Host Marriott in its Articles of Incorporation, and limits the liability of Host Marriott and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of Host Marriott to the Company and its stockholders is limited under Host Marriott's Articles of Incorporation.

Item 16.   Exhibits

                                 Exhibit Index


 Exhibit
   No.                                  Description
-------                                 -----------
  2.1       Agreement and Plan of Merger by and among Host Marriott Corporation, HMC Merger
              Corporation and Host Marriott L.P. (incorporated by reference to Host Marriott Corporation
              Registration Statement No. 333-64793).
  3.1*      Bylaws of Host Marriott Corporation as amended effective August 1, 2002.
  4.1       Form of Common Stock Certificate of Host Marriott Corporation (incorporated by reference to
              Host Marriott Corporation Registration Statement No. 333-55807).
  4.2(i)    Guarantee Agreement, dated December 2, 1996, between Host Marriott Corporation and IBJ
              Schroeder Bank & Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit
              4.6 of Host Marriott Corporation Registration Statement No. 333-19923).
  4.2(ii)   Amendment No. 1, dated December 29, 1998, to Guarantee Agreement, dated December 2, 1996
              (incorporated by reference to Exhibit 4.2 to Host Marriott Corporation Current Report on Form
              8-K, dated December 30, 1998).
  4.3(i)    Rights Agreement between Host Marriott Corporation and The Bank of New York, as Rights
              Agent, dated as of November 23, 1998 (incorporated by reference to Exhibit 4.1 to Host Marriott
              Corporation Registration Statement on Form 8-A dated December 11, 1998).
  4.3(ii)   Amendment No. 1 to Rights Agreement between Host Marriott Corporation and The Bank of New
              York, as Rights Agent, dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 to Host Marriott Corporation Amendment to Registration Statement on Form 8-A/A dated
              December 24, 1998).
  4.3(iii)* Amendment No. 2 to Rights Agreement between Host Marriott Corporation and The Bank of New
              York, as Rights Agent, dated as of August 21, 2002.
  4.4       Amended and Restated Indenture dated as of August 5, 1998, by and among HMH Properties, Inc., as
              Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as Trustee
              (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated August
              6, 1998).
  4.5       First Supplemental Indenture to Amended and Restated Indenture dated as of August 5, 1998 among
              HMH Properties, Inc., the Guarantors and Subsidiary Guarantors named in the Amended and
              Restated Indenture, dated as of August 5, 1998, and Marine Midland Bank, as Trustee (the "Trustee")
              (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated August 6,
              1998).
  4.6       Second Supplemental Indenture, dated as of December 11, 1998, among HMH Properties, Inc., a
              Delaware corporation (the "Company"), the Guarantors and Subsidiary Guarantors named in the
              Amended and Restated Indenture, dated as of August 5, 1998 (the "Indenture"), and Marine
              Midland Bank, as Trustee (incorporated by reference to Host Marriott Corporation Current
              Report on Form 8-K dated December 11, 1998).

 Exhibit
   No.                                                  Description
-------                                                 -----------
   4.7     Third Supplemental Indenture, dated as of December 14, 1998, by and among HMH Properties Inc.,
             Host Marriott, L.P., the entities identified as New Subsidiary Guarantors and Marine Midland
             Band, as Trustee, to Amended and Restated Indenture, dated as of August 5, 1998, among the
             Company, the Guarantors named therein and Subsidiary Guarantors named therein and the
             Trustee (incorporated by reference to Exhibit 4.3 of Host Marriott, L.P.'s Registration Statement
             No. 333-55807).
   4.8     Fourth Supplemental Indenture, dated as of February 25, 1999, among Host Marriott, L.P. the
             Subsidiary Guarantors signatory to the Fourth Supplemental Indenture and Marine Midland Bank
             as Trustee to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of the Fourth Supplemental Indenture (incorporated by reference to Exhibit 4.2 of Host Marriott, L.P.'s Registration Statement No. 333-79275).
   4.9     Sixth Supplemental Indenture, dated as of October 6, 2000, among Host Marriott, L.P., the
             Subsidiary Guarantors signatory to the Sixth Supplemental Indenture and HSBC Bank USA
             (formerly Marine Midland Bank), as Trustee to the Amended and Restated Indenture, dated as of
             August 5, 1998, as amended and supplemented through the date of the Sixth Supplemental
             Indenture (incorporated by reference to Exhibit 4.2 of Host Marriott, L.P.'s Registration
             Statement No. 333-51944).
  4.10     Ninth Supplemental Indenture, dated as of December 14, 2001, among Host Marriott, L.P. the
             Subsidiary Guarantors signatory to the Ninth Supplemental Indenture and HSBC Bank USA
             (formerly Marine Midland Bank), as Trustee to the Amended and Restated Indenture, dated as of
             August 5, 1998, as amended and supplemented through the date of the Ninth Supplemental
             Indenture (incorporated by reference to Exhibit 4.2 of Host Marriott, L.P.'s Registration
             Statement No.333-76550).
  4.11(i)  Indenture for the 6 3/4% Convertible Debentures, dated December 2, 1996, between Host Marriott
             Corporation and IBJ Schroeder Bank & Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.3 of Host Marriott Corporation Registration Statement No. 333-19923).
  4.11(ii) First Supplemental Indenture, dated December 29, 1998, to Indenture, dated December 2, 1996, by and among Host Marriott Corporation, HMC Merger Corporation, Host Marriott, L.P. and IBJ
             Schroder Bank & Trust Company (incorportated by reference to Exhibit 4.1 of Host Marriott
             Corporation Current report on Form 8-K, dated December 30, 1998).
  4.12     Amended and Restated Trust Agreement, dated December 2, 1996, among Host Marriott
             Corporation, IBJ Schroeder Bank & Trust Company, as Property Trustee, Delaware Trust Capital
             Management, Inc., as Delaware Trustee, and Robert E. Parsons, Jr., Bruce D. Wardinski and
             Christopher G. Townsend, as Administrative Trustees (incorporated by reference to Exhibit 4.2 of Host Marriott Corporation Registration Statement No. 333-19923).
  4.13     Amended and Restated Trust Agreement, dated as of December 29, 1998, among HMC Merger
             Corporation, as Depositor, IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware
             Trust Capital Management, Inc., as Delaware Trustee, and Robert E. Parsons, Jr., Ed Walter and
             Christopher G. Townsend, as Administrative Trustees (incorporated by reference to Host Marriott
             Corporation 1998 Annual Report of Form 10-K filed March 26, 1999).
  5.1#     Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
  8.1#     Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.
  23.1     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).
  23.2     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1).
 24.1#     Power of Attorney (included in signature page).
  99.1     Description of Material Federal Income Tax Consequences (incorporated by reference to Exhibit 99.1 of
             Host Marriott Corporation's Current Report on Form 8-K filed with the SEC on February 8, 2002).

--------

   # Previously filed.


   * Filed herewith.

Item 17.  Undertakings

   (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 27/TH/ DAY OF AUGUST, 2002.



                                              HOST MARRIOTT CORPORATION

                                              By:  /S/ ROBERT E. PARSONS, JR.
                                                  -----------------------------
                                                     Robert E. Parsons, Jr.
                                                  Executive Vice President and
                                                     Chief Financial Officer





   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 27/TH/ DAY OF AUGUST, 2002.



          Signature                        Title
          ---------                        -----

              *                President, Chief Executive
-----------------------------    Officer and Director
   Christopher J. Nassetta       (principal executive
                                 officer)

                               Executive Vice President and
 /s/  ROBERT E. PARSONS, JR.     Chief Financial Officer
-----------------------------    (principal financial
   Robert E. Parsons, Jr.        officer)

                               Senior Vice President and
              *                  Corporate Controller
-----------------------------    (principal accounting
      Donald D. Olinger          officer)

              *                Chairman of the Board of
-----------------------------    Directors
     Richard E. Marriott

              *                Director
-----------------------------
      Robert M. Baylis

              *                Director
-----------------------------
      Terence C. Golden

              *                Director
-----------------------------
  Ann McLaughlin Korologos

              *                Director
-----------------------------
      John G. Schreiber

--------

* Pursuant to Power of Attorney




By:  /S/  ROBERT E. PARSONS,
               JR.
    -------------------------
     Robert E. Parsons, Jr.
       As Attorney-In-Fact

                                 EXHIBIT INDEX

   Item 16 of the accompanying registration statement is incorporated by reference herein.